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                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 2 to the registration statement on Form N-4 (the "Registration Statement") of our reports dated February 27, 2003 and February 24, 2003 relating to the financial statements of American Family Life Insurance Company and American Family Variable Account II, respectively, which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.




PRICEWATERHOUSECOOPERS LLP
Milwaukee, Wisconsin
April 30, 2003